UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(862) 207-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2016, James Early was appointed as the Chief Financial Officer of Interpace Diagnostics Group, Inc. (the “Company”). Mr. Early, age 62, will serve as the Company’s principal financial officer and principal accounting officer. Since August 29, 2016, the Company had engaged Mr. Early as a consultant to perform the role of interim chief financial officer.

Mr. Early previously served as the Interim and subsequently permanent Chief Financial Officer of AbGenomics International Inc., a clinical stage drug development company with a product pipeline in immunology and oncology, from September 2015 to July 2016. Mr. Early also previously served as the Chief Financial Officer of Zebec Therapeutics, LLC (the successor to Quadrant Pharmaceuticals LLC), a privately held specialty pharmaceutical company, from October 2014 to September 2015. In addition, Mr. Early has provided interim chief financial officer and business development services for pharmaceutical, life science and other similar companies as a sole proprietor from August 2009 to December 2013 and through Early Financial Consulting, LLC (“Early Financial”) from January 2014 to the present. Prior to his consulting role, Mr. Early was Senior Vice President of Finance and Administration for Synageva BioPharma, an orphan drug development company, from February 2006 to January 2009. Mr. Early is a Certified Public Accountant and has an MBA in Finance and Accounting.

On October 11, 2016, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Early that is substantially the same as the indemnification agreements entered into by the Company and its directors and other executive officer. The Indemnification Agreement supplements the indemnification provisions already contained in the Company’s certificate of incorporation and generally provides that the Company will indemnify Mr. Early to the fullest extent permitted by law, subject to certain exceptions, against expenses, judgments, fines and other amounts incurred in connection with his service as an executive officer. The Indemnification Agreement also provides for rights to advancement of expenses and contribution. The obligations of the Company under the Indemnification Agreement continue after Mr. Early has ceased to serve as an executive officer of the Company. The foregoing description of the Indemnification Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the form of the Company’s indemnification agreement for its directors and executive officers, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on August 8, 2016 and is incorporated herein by reference.

Except as described below, there are no arrangements or understandings between Mr. Early and any other persons pursuant to which he was selected and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Early and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.

In addition, the Company entered into a Management Engagement Letter effective October 11, 2016 with Early Financial (the “Engagement Letter”) pursuant to which Early Financial will provide Mr. Early to perform the requisite services sufficient to enable Mr. Early to serve as the Company’s principal financial officer and principal accounting officer on behalf of the Company as Chief Financial Officer. Mr. Early is the sole member of Early Financial. Under the Engagement Letter, Early Financial will receive an hourly rate of $250 per hour for the first 30 hours per week and $200 per hour for time in excess of 30 hours per week, plus expenses. In general, either party may terminate the Engagement Letter by giving 30 days written notice to the other party.  Early Financial shall be entitled to all unpaid fees and expenses in the event the Engagement Letter is terminated. In addition, the Engagement Letter requires the Company to indemnify Early Financial for certain losses that Early Financial sustains with respect to its provision of services or association with the Company and to indemnify Mr. Early with respect to third party claims through coverage under the Company’s insurance policy covering its officers and directors.

The foregoing description of the Engagement Letter is not complete and is subject to and qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1	Management Engagement Letter, effective as of October 11, 2016, by and between Early Financial Consulting, LLC and Interpace Diagnostics Group, Inc.

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: October 14, 2016	By: /s/ Jack E. Stover Name: Jack E. Stover Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Engagement Letter, effective as of October 11, 2016, by and between Early Financial Consulting, LLC and Interpace Diagnostics Group, Inc.